Exhibit 99

Q2 Mid-second Quarter Conference Call Transcript, Dated
We’d like to welcome you to Swift Transportation’s mid-second quarter conference call. We will start the call today with our Forward Looking Statement Disclosure:
This call contains statements that may constitute forward-looking statements, which are based on information currently available. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are inherently uncertain, are based upon the current beliefs, assumptions and expectations of Company management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factor Section of our most recently filed Annual Report Form 10-K. As a result of these and other factors, actual results may differ from those set forth in the forward-looking statements and the prices of the Company's securities may fluctuate dramatically. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events, new information or changes in these expectations.
As a reminder, the purpose of this call is to provide you with an update of the trends we are seeing in some of our key operational metrics thus far in the quarter. In general, April was weak, May was a bit better and we are expecting June to be a bit stronger, but I will give you some specifics for each of the segments.
We will start with the Truckload Segment:
As many of you are already aware, the truckload market has been very challenging as of late. Excess capacity, excess inventories, and sluggish demand put pressure on volumes and pricing in the first quarter and, unfortunately, those trends have continued through May. In March we made the decision to downsize our core truckload fleet based on the pressures we were experiencing and have removed approximately 300 trucks through the end of May. The goal of the fleet reduction is to drive asset utilization despite the softer freight environment. Our Truckload segment’s QTD loaded miles per tractor per week through May has increased 4.0% when compared to the first quarter of this year, which is encouraging. However, when compared to the same period in the second quarter of 2015, our loaded miles per tractor per week in our Truckload segment are still down 3.0% due in part to a 1.4% reduction in total loaded miles for April and May of 2016 as compared to April and May of 2015. We will continue to make adjustments to the fleet as necessary in June and beyond with the goal of driving year over year utilization improvements in the second half of the year.
With excess capacity still prevalent in the market place, the pressure on pricing has increased rather than relinquished through April and May. Depending on the customer and the lane, we have experienced everything from nominal increases, to flat, to decreases in contractual rates. In addition, although we have historically had minimal participation in the spot market, due to the lack of available freight in the certain markets, our spot market participation has increased somewhat. This has allowed us to keep our trucks moving, as well as helping with driver satisfaction and turnover; however, it has caused a degradation in our revenue xFSR per loaded mile metric. Therefore, we are expecting our Truckload revenue per loaded mile excluding fuel surcharges to be relatively flat year over year in the second quarter.
Dedicated Segment:
Our Dedicated segment has been somewhat sheltered from the impact of the current freight market, as the nature of the business tends to be more predictable and steady. We are continually working with our shipping partners to implement mutually beneficial initiatives which can improve our service, freight mix and profitability. We have also sustained the focus on improving results of certain under-performing contracts. Our dedicated leadership team has continued to make progress on this front during the second quarter, as we have seen an increase in the number of contracts obtaining our internal profitability targets.
We were recently awarded growth opportunities with several existing customers and expect those operations to begin in the second half of this year. However, for the time being, we continue to focus on effectively utilizing our equipment. The Dedicated fleet through May is down slightly year over year and from the first quarter, and loaded miles for April and May are up slightly year over year.
Swift Refrigerated Segment:
Moving on to our Swift Refrigerated Segment - Average Operational Truck Count for April and May in our Swift Refrigerated segment decreased approximately 220 trucks (or 11.8%) when compared to the same period in the second quarter of 2015, and roughly 100 trucks (or 5.9%) when compared to the first quarter of 2016, as we right-size the fleet to drive utilization improvements. As a result, Swift Refrigerated’s loaded miles per tractor per week increased 11.4% when compared to the same period in 2015, and 6.3% when compared to the first quarter of 2016, while overall volumes measured by total loaded miles were down 1.7%.
On our last call, we discussed the unfortunate loss of two large accounts, and the sales teams’ concerted efforts to replace that business. We have had several recent customer awards that have started in May and June and expect the lost volumes to be fully replaced as we exit the quarter. Revenue per loaded mile excluding fuel surcharges are expected to be down roughly 4% year over year in the second quarter given the mix changes in the business increasing our length of haul and the rate pressures I just discussed, but we should see some slight improvement in this metric when compared to the first quarter of 2016.

Exhibit 99

Intermodal Segment:
And finally, we will discuss Intermodal. April was extremely challenging for Intermodal, but May volumes have rebounded to be our best month thus far this year. Despite this, COFC load counts are down 3.5% and total Intermodal load counts (including TOFC) are down 6.1% when comparing April and May of 2016 to 2015. Our team is actively working to reduce costs to counteract these volume reductions by increasing dray efficiencies, controlling equipment and overhead costs, and negotiating better rail economics, in conjunction with the organization-wide focus on finding and moving freight that fits our network and meets our profitability requirements. As a result, our revenue per load excluding fuel has increased over 6% thus far in the quarter compared to last year.

Summary:
In summary, given the difficult freight environment, we are actively pulling all the levers at our disposal. We are intensely focusing on the utilization of the assets in each of our lines of business, while at the same time aggressively working with customers to identify freight that meets our profitability objectives, all while exercising a hyper-focus on our controllable costs. Some examples of our cost focus include: shrinking the truck and trailer fleets to match current freight demand, monitoring headcount and related costs in each segment of the company, aggressively managing shop, outsourcing and fuel expenses, and generally tightening the belt with regards to each of our budgets.
Our capital allocation strategy and use of free cash flow remains the same as we discussed on the first quarter earnings call, which is to continue to use free cash flow to repurchase shares at these depressed levels. We will provide an update on this status when we release the second quarter earnings in July.
While we are actively taking measures to adjust and perform in the current market conditions, we are optimistic about the new awards we have been winning in each of our segments that are beginning in June and July, as well as the improvements we are making to utilization and cost control. We are relentless in our pursuit to be a disciplined, innovative solutions provider utilizing our network, capacity, and suite of services as a strategic advantage to create winning transportation solutions for our customers.

2